KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard De Sanctis and Bernadette N. Finn, and each of them, with full power of substitution, as his/her true and lawful attorney and agent to execute in his/her name on his/her behalf, in any and all capacities, the Registration Statement on Form N-1A, No. 33-25747, and any and all amendments thereto (including pre-effective amendments) filed by Tax Exempt Proceeds Fund, Inc. (the "Fund") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, and any and all other instruments which which such attorney and agent deems necessary or advisable to enable the Fund to comply with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, the rules, regulations and requirements of the Securities and Exchange Commission, and the securities or Blue Sky laws of any state or other jurisdiction; and the undersigned hereby ratifies and confirms as his own act and deed any and all that such attorney and agent shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                          Title                     Date

\s\ Steven W. Duff                 President                 August 24, 1999
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Steven W. Duff



\s\ Marian R. Chertow              Director                  August 24, 1999
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Marian R. Chertow



\s\ Glenn S. Klocko                Director                  August 24, 1999
----------------------
Glenn S. Klocko



\s\ Francesco Mancini              Director                  August 24, 1999
-----------------------
Francesco Mancini



\s\ John C. Richmond               Director                  August 24, 1999
----------------------
John C. Richmond